AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 19, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                  IDACORP, Inc.
             (Exact name of registrant as specified in its charter)


             Idaho                                             82-0505802
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)
                              --------------------
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
          (Address, including zip code, of principal executive offices)

                              --------------------

                 2000 Long-Term Incentive and Compensation Plan
                            (Full title of the plan)


      Jan B. Packwood                    J. LaMont Keen                   Robert W. Stahman, Esq.
         President            Senior Vice President-Administration    Vice President, General Counsel
and Chief Executive Officer       and Chief Financial Officer                  and Secretary
       IDACORP, Inc.                     IDACORP, Inc.                         IDACORP, Inc.
  1221 West Idaho Street             1221 West Idaho Street                1221 West Idaho Street
  Boise, Idaho 83702-5627           Boise, Idaho 83702-5627               Boise, Idaho 83702-5627
      (208) 388-2200                     (208) 388-2200                        (208) 388-2200

                    (Names, addresses and telephone numbers,
                  including area codes, of agents for service)
                              --------------------

                                   Copies to:
                                    ---------
                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                              --------------------

                         CALCULATION OF REGISTRATION FEE


                                                          Proposed maxi         Proposed maxi
Title of securities to be        Amount to be             mum offering          mum aggregate        Amount of
registered                       registered (1)           price per unit (2)    offering price (2)   registration fee
-------------------------------  ------------------------ --------------------  -------------------  -------------------
Common stock, without par
value                            2,050,000 shares         $37.17                $76,198,500          $19,050
Preferred share purchase         2,050,000 rights                -----                 -----               ------
rights (3)
-------------------------------  ------------------------ --------------------  -------------------  -------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices of the Company's common stock as reported in the consolidated reporting system on July 13, 2001.
(3) Since no separate consideration is paid for the preferred share purchase rights, the registration fee is included in the common stock fee.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

     We hereby incorporate by reference the following documents that we have filed with the Securities and Exchange Commission:

     1. IDACORP's Annual Report on Form 10-K for the year ended December 31,
2000.

     2. IDACORP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     3. The description of IDACORP's common stock contained in the registration statement on Form 8-A, dated October 20, 1999; and

     4. The description of the preferred share purchase rights contained in IDACORP's registration statement on Form 8-A, dated September 15, 1998, as amended by Form 8-A/A, dated October 20, 1999.

     All documents that we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to filing a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities that have not been sold shall be deemed incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

     Robert W. Stahman, Esq., Vice President, General Counsel and Secretary of the Company, and LeBoeuf, Lamb, Greene & MacRae, L.L.P. have given their opinions on the legality of the common stock and the preferred share purchase rights offered pursuant to this registration statement. LeBoeuf, Lamb, Greene & MacRae, L.L.P. relied upon the opinion of Mr. Stahman as to matters of Idaho law.

     As of July 1, 2001, Mr. Stahman owned 13,994 shares of IDACORP common stock. Mr. Stahman is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

     Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of IDACORP's directors and officers in a variety of circumstances.

     Article VIII of IDACORP's articles of incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended from time to time. Article VI of IDACORP's bylaws provides that IDACORP shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

     IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 8.  Exhibits.
------   --------


Exhibit      File Number         As Exhibit
-------      -----------         ----------

*2           333-48031           2         -Agreement and Plan of Exchange,
                                           between IDACORP, Inc. and Idaho
                                           Power Company, dated as of
                                           February 2, 1998.

*4(a)        333-64737           3.1       -Articles of Incorporation of
                                           IDACORP, Inc.

*4(b)        333-64737           3.2       -Articles of Amendment to
                                           Articles of Incorporation of
                                           IDACORP, Inc., as filed with the
                                           Secretary of State of Idaho on
                                           March 9, 1998.

*4(c)        333-00139           3(b)      -Articles of Amendment to
                                           Articles of Incorporation of
                                           IDACORP, Inc., as amended,
                                           creating A Series Preferred
                                           Stock, without par value, as
                                           filed with the Secretary of
                                           State of Idaho on September 17,
                                           1998.

*4(d)        33-56071            3(d)      -Articles of Share Exchange of
                                           IDACORP, Inc., as filed with the
                                           Secretary of State of Idaho on
                                           September 29, 1998.

*4(e)        1-14465             3(h)      -Amended Bylaws of IDACORP,
             Form 10-Q for                 Inc., as of July 8, 1999.
             quarter ended
             6/30/99

*4(f)        1-14465             4         -Rights Agreement, dated as of
             Form 8-K                      September 10, 1998, between
             dated                         IDACORP, Inc. and The Bank of
             September 15,                 New York, as Rights Agent.
             1998

Exhibit      File Number         As Exhibit
-------      -----------         ----------

5(a)                                       -Opinion and consent of Robert
                                           W. Stahman, Esq.

5(b)                                       -Opinion and consent of LeBoeuf,
                                           Lamb, Greene & MacRae, L.L.P.

15 -Letter from Deloitte & Touche LLP regarding unaudited interim financial information

23                                         -Consent of Deloitte & Touche LLP.

24                                         -Power of Attorney (included on
                                           the signature page hereof).

------------------------------------

*Previously filed and incorporated herein by reference.

Item 9.  Undertakings.
------   ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 18th day of July, 2001.


                                               IDACORP, Inc.


                                               By /s/ Jan B. Packwood
                                                  ----------------------------
                                                  Jan B. Packwood
                                                  President and Chief
                                                  Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                        Date
---------                              -----                        -----

/s/ Jon H. Miller                      Chairman of the          July 18, 2001
---------------------                  Board
(Jon H. Miller)




/s/ Jan B. Packwood                    President,               July 18, 2001
---------------------                  Chief Executive
(Jan B. Packwood)                      Officer and Director

Signature                          Title                            Date
---------                          -----                            ----

/s/ J. LaMont Keen                 Senior Vice                  July 18, 2001
---------------------              President -
(J. LaMont Keen)                   Administration
                                   and Chief
                                   Financial Officer
                                   (Principal
                                   Financial Officer)




/s/ Darrel T. Anderson             Vice President -             July 18, 2001
-----------------------            Finance and
(Darrel T. Anderson)               Treasurer
                                   (Principal
                                   Accounting
                                   Officer)



/s/ Rotchford L. Barker            Director                     July 18, 2001
-----------------------
(Rotchford L. Barker)



                                   Director
-----------------------
(Roger L. Breezley)



/s/ John B. Carley                 Director                     July 18, 2001
---------------------
(John B. Carley)



/s/ Peter T. Johnson               Director                     July 18, 2001
----------------------
(Peter T. Johnson)



/s/ Jack K. Lemley                 Director                     July 18, 2001
---------------------
(Jack K. Lemley)



/s/ Evelyn Loveless                Director                     July 18, 2001
---------------------
(Evelyn Loveless)

Signature                          Title                            Date
---------                          -----                            ----

/s/ Peter S. O'Neill               Director                     July 18, 2001
---------------------
(Peter S. O'Neill)



/s/ Robert A. Tinstman             Director                     July 18, 2001
-----------------------
(Robert A. Tinstman)

                                  EXHIBIT INDEX


Exhibit          File Number                  As Exhibit
-------          -----------                  ----------

*2               333-48031                    2         -Agreement and Plan of
                                                        Exchange, between
                                                        IDACORP, Inc. and Idaho
                                                        Power Company, dated as
                                                        of February 2, 1998.

*4(a)            333-64737                    3.1       -Articles of
                                                        Incorporation of
                                                        IDACORP, Inc.

*4(b)            333-64737                    3.2       -Articles of Amendment
                                                        to Articles of
                                                        Incorporation of
                                                        IDACORP, Inc., as filed
                                                        with the Secretary of
                                                        State of Idaho on
                                                        March 9, 1998.

*4(c)            333-00139                    3(b)      -Articles of Amendment
                                                        to Articles of
                                                        Incorporation of
                                                        IDACORP, Inc., as
                                                        amended, creating A
                                                        Series Preferred Stock,
                                                        without par value, as
                                                        filed with the
                                                        Secretary of State of
                                                        Idaho on September 17,
                                                        1998.

*4(d)            33-56071                     3(d)      -Articles of Share
                                                        Exchange of IDACORP,
                                                        Inc., as filed with the
                                                        Secretary of State of
                                                        Idaho on September 29,
                                                        1998.

*4(e)            1-14465                      3(h)      -Amended Bylaws of
                 Form 10-Q for                          IDACORP, Inc., as of
                 quarter ended                          July 8, 1999.
                 6/30/99

*4(f)            1-14465                      4         -Rights Agreement,
                 Form 8-K                               dated as of
                 dated                                  September 10, 1998,
                 September 15,                          between IDACORP, Inc.
                 1998                                   and The Bank of New
                                                        York, as Rights Agent.

5(a)                                                    -Opinion and consent of
                                                        Robert W. Stahman, Esq.

5(b)                                                    -Opinion and consent of
                                                        LeBoeuf, Lamb, Greene &
                                                        MacRae, L.L.P.

Exhibit          File Number                  As Exhibit
-------          -----------                  ----------

15 -Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23                                                      -Consent of Deloitte &
                                                        Touche LLP.

24                                                      -Power of Attorney
                                                        (included on the
                                                        signature page hereof).

------------------------------------

*Previously filed and incorporated herein by reference.